Exhibit 11.1

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

REASON FOR AND PURPOSE OF THIS POLICY

制定该规则的原因和目的

The purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in our securities, is prohibited by the United States federal securities laws. Insider trading violations are pursued vigorously by the Securities and Exchange Commission (“SEC”) and United States federal, state and foreign prosecutors and may be punished severely. While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, these securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel.

美国联邦证券法严禁在知晓重大非公开信息的情况下买卖证券或向买卖我们证券的其他人披露非公开信息。美国证交会、美国联邦政府、州检查官及外国检查官将全力追查并可能严厉惩罚内幕交易违规行为。虽然监管部门集中精力监管买卖证券的个人或把内部信息泄露给其他交易人的信息泄露人，但证券法规定如果公司及其他“控制人”未采取合理措施预防公司人员进行内幕交易，那么公司及其他“控制人”也要承担相应的潜在责任。

Kandi Technologies Group, Inc.’s (“Kandi”) Board of Directors adopted this policy both to satisfy the company’s obligation to prevent insider trading and to help company personnel avoid the severe consequences associated with violations of the insider trading laws. This policy is also intended to prevent even the appearance of improper conduct on the part of anyone employed by or associated with Kandi. We have all worked hard over the years to establish our reputation for integrity and ethical conduct, and we cannot afford to have that reputation damaged. Maintaining the confidence of our shareholders and the public markets is important to our success.

康迪科技集团有限公司（“康迪”）董事会采纳了该规则，该规则在满足公司预防内幕交易的应尽职责的同时也有助于避免公司人员违反内幕交易法造成严重后果。该规则还旨在预防康迪员工或康迪关联方出现不当行为。多年来我们一直努力树立诚信守法的良好声誉，我们不能承受声誉遭到破坏。维护股东和公开市场对我们的信任对我们的成功至关重要。

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 1

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

CONSEQUENCES

后果

The consequences of an insider trading violation can be severe:

内幕交易违规行为的后果严重

Traders and Tippers. Kandi personnel (or their tippees) who trade on inside information may be subject to the following penalties:

交易人和信息泄露人 利用内部信息的康迪人员（或其信息接收人）可能受到以下处罚：

1.	A civil penalty of up to three times the profit gained or loss avoided;

3倍所获利润或所避免损失的民事罚款；

2.	A criminal fine of up to $5,000,000 (no matter how small the profit); and

最高5,000,000美元的刑事罚款（不管获利多少）；及

3.	A jail term of up to twenty-five years.

最高25年刑期

An employee who tips information to a person who then trades is subject to the same penalties as the tippee, even if the employee did not trade and did not profit from the tippee’s trading.

把信息泄露给交易人的员工将受到与信息接收人相同的处罚，即使该员工未进行交易也未从信息接收人交易中获利。

Control Persons.  Kandi and its supervisory personnel, if they fail to take appropriate steps to prevent illegal insider trading, may be subject to the following penalties:

控制人 康迪及其监管人员如果未采取适当的措施预防非法内幕交易可能受到以下处罚：

1.	A civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the employee’s violation; and

最高1,000,000美元民事罚款或3倍雇员违规所获利润或所避免损失（两者中高者）；及

2.	A criminal penalty of up to $25,000,000 dollars.

最高25,000,000美元刑事罚款。

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 2

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

Kandi-Imposed Sanctions. An employee’s failure to comply with this policy may subject the employee to Kandi-imposed sanctions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish one’s reputation and irreparably damage a career.

康迪强制性处罚 违反该规则的员工可能受到康迪强制性处罚，包括有理由解雇，无论该雇员的违规行为是否触犯法律。更不用说，违法行为，甚至是未引起诉讼的SEC调查也会有损个人声誉、无法挽回地损害其职业生涯。

SCOPE

适用范围

This policy applies to all of the directors, officers and employees of Kandi, and to family members (as more fully described below), other members of a person’s household and entities controlled by a person covered by this policy.

该规则适用于所有康迪董事、高管和员工及其家庭成员（以下有更为完整的描述），一家人的其他家庭成员及该规则下人员所控制的实体。

RESPONSIBILITY FOR IMPLEMENTATION

实施职责

All Kandi employees are ultimately responsible for adhering to this policy and avoiding improper trading. If you have any questions or concerns regarding this policy, or if you wish to obtain a replacement copy of this policy, please contact Kandi Chief Financial Officer .

所有康迪员工应遵守该规则，避免不当交易。如您对该规则有任何问题或疑问，或者，如果您想获取该规则的复印件，请联系康迪科技集团首席财务官.

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 3

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

APPLICATION

应用

Kandi requires all personnel to comply with all applicable securities laws. Kandi personnel must never directly or through family members or other persons or entities:

康迪要求所有员工遵守一切适用的证券法。康迪员工不得直接或通过其家人或其他个人或实体从事以下行为：

1.	Buy, sell or engage in other transactions in Kandi securities while aware of material non-public information about those companies.

在知晓公司重大非公开信息的情况下，买卖康迪证券或从事康迪证券的其他交易。

2.	Buy or sell securities of other companies while aware of material non-public information about those companies that Kandi employees become aware of as a result of business dealings between Kandi and such other companies.

在知晓其他公司重大非公开信息的情况下（康迪员工知道康迪与这些公司交易结果），买卖那些公司的证券。

3.	Disclose material non-public information to any unauthorized persons outside Kandi; commonly know as “tipping. “Kandi personnel are prohibited from “tipping” other persons about material non-public information or otherwise making unauthorized disclosures or use of such information, regardless of whether the person profits or intends to profit by such tipping, disclosure or use. You must take steps to prevent the inadvertent disclosure of material non-public information to unauthorized persons outside Kandi. If you believe that the disclosure of material non-public information is necessary or appropriate for business reasons, you must consult with our CFO to ensure that they concur that such disclosure is necessary, and to ensure that any such disclosure will comply with all applicable laws.

向康迪外部未经授权人员披露重大非公开信息，通常被称为“信息泄露”。康迪人员不得向他人泄露重大非公开信息，或做未授权披露或利用该信息，无论该人员是否从中获利或企图从中获利。您必须采取措施预防因疏忽向康迪外部未经授权人员披露重大的非公开信息。如果您认为出于商业原因，有必要披露重大非公开信息，您必须咨询我们的首席财务官，确保在披露必要性上意见一致，并确保披露将符合所有适用法律的要求。

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 4

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

ADDITIONAL PROHIBITED TRANSACTIONS

其他被禁止的交易

Kandi considers it improper and inappropriate for any director, officer or other employee of Kandi to engage in short-term or speculative transactions in Kandi’s securities. Directors, officers and other employees may not engage in any of the following transactions:

康迪认为康迪董事、高管或其他员工从事康迪证券短线交易或投机交易是不合适的。董事、高管和其他员工不得从事以下任何交易：

1. Short Sales. Short sales of Kandi’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in Kandi or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve Kandi’s performance. For these reasons, short sales of Kandi’s securities are prohibited by this policy. In addition, Section 16(c) of the Exchange Act prohibits officers and directors from engaging in short sales.

卖空 卖空康迪证券表明卖方预期康迪证券将会价值下跌，因此会向市场发出信号即卖方对康迪或其短期发展前景没有信心。此外，卖空还会打击卖方改善康迪业绩的积极性。因此，本规则禁止卖空康迪证券。另外，证券交易法16(c)禁止高管和董事从事卖空交易。

2. Publicly Traded Options. Given the relatively short term of publicly-traded options, transactions in options may create the appearance that a director, officer or employee is trading based on material nonpublic information and focus a director’s, officer’s or other employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy. (Option positions arising from certain types of hedging transactions are governed by the next paragraph below.)

公开交易期权 如果公开交易期权相对较短期，期权交易会产生一种表象即董事、高管或雇员根据重大未公开信息进行交易，董事、高管或其他雇员的注意力集中在短期业绩上，而无视公司的长期目标，因此，本规则禁止在证券交易市场或其他有组织的市场上从事看跌、看涨期权交易或其他衍生性证券交易。（下一段将讲述某些类型对冲交易所产生的期权仓位。）

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 5

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

3. Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Kandi securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as Kandi’s other shareholders. Therefore, directors, officers and employees are prohibited from engaging in any such transactions.

对冲交易 对冲或货币性交易可通过若干合适的机制其中包括使用金融工具诸如可变预付期权，股权互换、上下限期权和外汇基金来完成。对冲交易允许董事、高管或雇员继续拥有通过员工福利计划等获得的康迪证券，但是，不承担或享有所有权的全部风险和报酬。一旦发生，董事、高管或员工不得再拥有与康迪其他股东相同的目标。因此，禁止董事、高管和雇员从事任何此类交易。

4. Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Kandi securities, directors, officers and other employees are prohibited from holding Kandi securities in a margin account or otherwise pledging Kandi securities without Kandi’s prior written consent. (Pledges of Kandi securities arising from certain types of hedging transactions are governed by the paragraph above captioned “Hedging Transactions.”)

保证金账户和质押证券 如果客户未满足追加保证金要求，未经客户同意，作为保证金贷款抵押的保证金账户中的证券可由证券经纪人出售。同样，如果借款人拖欠贷款，作为贷款抵押的抵押证券可按止赎权出售。由于保证金出售 或止赎权出售可能发生在抵押人知晓重大未公开信息或不允许交易康迪证券时，未经康迪事先书面同意，禁止董事、高管和其他雇员持有保证金账户中的康迪证券或抵押康迪证券。（以上“对冲交易”段落对某些类型对冲交易产生的康迪证券抵押予以描述。）

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 6

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

Non-public information is information that has not been previously disclosed to the general public and is not otherwise available to the general public. If you are aware of material nonpublic information, you may not trade until the information has been disclosed broadly to the marketplace (such as by a press release or SEC filing) and the investing public has had time to absorb the information. To avoid the appearance of impropriety, as a general rule, information should not be considered fully absorbed by the marketplace until after [two business days] after the information is released. If, for example, Kandi were to make an announcement on Monday after the market opened, you should not trade in Kandi securities until Thursday. If Kandi were to make an announcement on Monday before the market opened, you should not trade in Kandi securities until Wednesday. If an announcement were made on Friday after the market opened, Wednesday generally would be the first eligible trading day.

非公开信息是指之前未向公众披露，公众未知的信息。如果您知道重大未公开信息，在该信息向市场广泛披露之前（例如通过发布新闻或提交SEC申报文件）及投资大众理解该信息前，不得进行交易。为避免不当行为的发生，一般来说，在信息发布后[二个工作日后]，该信息才被认为被市场充分理解。例如，如果康迪在周一开市后发布公告，您在周四才可交易康迪证券。如果康迪在周一开市前发布公告，您必须在周三才可交易康迪证券。如果公告在周五收市开始后发布，周三通常为第一个合格交易日。

Information is considered material if a reasonable investor would consider it important in deciding whether to trade. As a general rule, if the information you know of makes you think of buying or selling Kandi’s securities, it probably would have the same effect on others and would therefore constitute material information. All information that you learn about Kandi (or any other company in connection with your employment) is potentially material “insider” information until publicly disclosed. Any information that could be expected to affect Kandi’s stock price, whether it is positive or negative, should be considered material. While it is not possible to identify in advance all information that will be deemed to be material, some examples of such information would include the following:a change in expected revenue or earnings from what the company has publicly communicated; a proposed major acquisition, joint venture or disposition; a planned offering of securities; declaration of a stock split or dividend; a significant new product introduction; or gain or loss of a major customer.

如果理性投资者认为这是决定其是否交易的重要信息，那么该信息被认为是重大信息。一般来说，如果您知晓的信息会促使您想要买卖康迪证券，那么这一信息很可能对其他人具有同样的影响，因此，该信息为重大信息。您知道的有关康迪（或与您的工作有关的任何其他公司）的所有信息在公开披露前都是潜在的重大“内部”信息。任何预期可能影响康迪股价的信息，无论是正面信息或负面信息，都应被看作是重大信息。

尽管事先无法识别将被视为重大信息的所有信息，但此类信息包括例如：

a)	与公司之前公开谈论的预期收益之间存在的差异；

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 7

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

b)	提议的重大收购、合资企业或处置；

c)	有计划的证券发售；公布股票分割或股息；

d)	重大新产品引进；

e)	主要客户的收益或亏损。

While in possession of material non-public information, Kandi personnel are prohibited from trading in any Kandi securities. This policy also applies to your immediate family member, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of you, anyone else who lives in your household, and any family members who do not live in your household but whose transactions in Kandi securities are directed by you or are subject to your influence or control). You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in Kandi’s securities. This includes any transactions in Kandi common stock as well as transactions in puts, calls, cashless collars, options or similar rights and obligations involving Kandi securities. This prohibition extends to exercise of Kandi-issued stock options in which stock is sold (including “cashless exercise”). This policy does not prohibit the exercise of Kandi-issued stock options which involve no sale of stock, i.e., “exercise and hold” transactions. This policy also does not apply to personal securities transactions of family members where the purchase or sale decision is made by a third party not controlled by, influenced by or related to you or your family member.

在康迪人员知晓重大非公开信息时他们不得交易康迪证券。该规则也适用于和您住在一起的家庭成员、住在您家的其他任何人、以及虽然不住在您家但是由您指示其交易康迪证券或其交易康迪证券受到您的影响或控制的家庭成员（如：在交易康迪证券前向您咨询的父母或子女）。您对其他这些人的交易负责，因此使他们意识到进行交易康迪证券前需与您商量。

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 8

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

这包括交易康迪普通股，卖出和买入及非现金上下限价期权、期权交易或涉及康迪证券的类似权利和义务。这一禁止延伸至已发行康迪股票期权的行权，通过行使期权出售股票（包括“非现金行权”），转入或转出公司401(k)计划中的康迪股票基金。该规则不禁止涉及非买卖股票的康迪已发行股票期权的行权，即“行权和持有”交易。该规则也不适用于家庭成员的个人证券交易，其买卖由第三方决定，不受您或您的家人的控制和影响或与您或您的家人有关。

INTERNET POSTINGS

网络帖子

Posting material nonpublic information, or responding to or making statements or recommendations based on this information, on any Internet website, electronic bulletin board, Internet message board, Internet chat room or other similar form of electronic communication can also constitute tipping under the securities laws. Because of the high potential for leaks of material nonpublic information posed by these activities and the resulting liability under the securities laws for the employee, officer or director and Kandi, no employee, officer or director may post any material information either directly or in response to a posting about Kandi, its business plans, employees, directors, customers, suppliers or vendors, nor engage in any discussions about Kandi, its business plans, employees, directors, customers, suppliers or vendors, in or on any of these forums. Furthermore, employees, officers and directors are expected to notify Kandi’s CFO, if they are aware of such activities by any other employee, officer or director.

在任何网站、电子布告板、网络留言板、网络聊天室或其他类似的电子沟通媒介上张贴重大非公开信息或就该信息做出回应或发表声明或提出建议也可构成证券法下泄露重大非公开信息。由于这些行为很有可能泄露重大未公开信息，导致证券法下员工、高管或董事应承担的责任，员工、高管、董事不得直接张贴任何重大信息，或回应有关康迪、康迪商业计划、康迪员工、董事、客户、供应商或销售商的帖子，也不得在这些论坛上讨论康迪、康迪商业计划、康迪雇员、董事、客户、供应商或销售商。此外，如果员工、高管、董事知道任何其他员工、高管、董事存在此类行为，请告知康迪首席财务官。

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 9

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

POST-TERMINATION TRANSACTIONS

雇佣终止后的交易

This policy continues to apply to your transactions in Kandi securities even after you have terminated employment. If you are in possession of material nonpublic information when your employment terminates, you may not trade in Kandi securities until that information has become public or is no longer material.

即使在您结束雇佣关系后，这一规则继续适用于您的康迪证券交易。如果您在雇佣关系结束时拥有重大非公开信息，在该信息公开前或不再是重大信息前，您不得交易康迪证券。

ADDITIONAL RESTRICTIONS AND REQUIREMENTS FOR “WINDOW GROUP” MEMBERS

对“窗口组”成员的其他限制和要求

Kandi imposes certain special restrictions on specified senior officers, management and directors in trading Kandi securities. These restrictions govern even though the transactions may be permissible under law and apply to the following persons hereafter defined as the “Window Group”:

康迪就指定高管、管理层和董事交易康迪证券方面规定了某些特殊限制。这些限制甚至适用于那些可能是合法的交易，以下人士统称为“窗口团体”

1.	All directors of Kandi; 所有康迪董事；

2.	All executive officers of Kandi; and 所有康迪执行官员；及

3.	Any other employees designated by the directors and executive officers of Kandi. 由康迪董事和执行官员指定的其他员工。

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 10

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

Trading Window and Pre-Clearance Requirements

交易窗口和预清除要求

Members of the Window Group and their immediate families living in the member’s household (and certain others as set forth below) may only enter into transactions in Kandi stock (including option grants, gifts, and derivative products such as puts, calls and collars) during an open trading window that commences every quarter on the third business day after the public release of our annual or quarterly financial results, for a period as at the end of next quarter or year. If, for Example, an annual report is released on March 15, then, the trading window opens from March 17 (provided that running business day) to March 31; if quarterly report is released on May 15, then, the trading window opens from May 17 (provided that running business day) to June 30. Even within the trading window, all directors and Section 16 Officers (as defined below) must pre-clear all trades with Kandi’s CFO. The purpose of pre-clearance requirements is to help prevent inadvertent violations of the federal securities laws, and to avoid even the appearance of trading on inside information. You may not engage in any transaction involving Kandi’s securities (including a stock plan transaction such as an option sale, gift, loan or pledge or hedge, contribution to a trust, or any other transfer) without first obtaining pre-clearance of the transaction from Kandi’s CFO. A request for pre-clearance should be submitted at least one week in advance of the proposed transaction.

窗口组成员及住在该成员家中的直系亲属（以及以下所列的一些其他人）这可在开放交易窗口期间即在公开发布公司年度或季度财务业绩后的第3个工作日开始到下一个季度末或年度末达成康迪股票交易（包括期权授予、赠予以及衍生品，例如买、卖和上下限期权）比如说：年报于3月15日报出，那么3月17日（假设是连续工作日）到3月31日为交易窗口期，而季度于5月15日完成，刚5月17日（假设是连续工作日）到6月30日为交易窗口期。

即使在交易窗口内，所有董事及第16部分规定的高管（如下定义）必须向康迪[首席财务官]预披露所有交易。预清除的目的是有助于预防因疏忽违反联邦证券法，避免利用内部信息的情况出现。在首先未获得康迪首席财务官同意预清除交易的情况下，您不得从事任何涉及康迪证券的交易（包括股票计划交易，如：出售期权、赠予、贷款、抵押或对冲、出资信托或任何其他转让）。预清除请求应于所提议交易前至少[1周]提交。

Interim Earnings Guidance and Event-Specific Blackouts. Kandi may on occasion issue interim earnings guidance or other potentially material information by means of a press release, SEC filing on Form 8-K or other means designed to achieve widespread dissemination of the information. You should anticipate that trading may be restricted while Kandi is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market.

中期收益指引和特殊管制 康迪通过发布新闻、向SEC提交8-K申报文件或其他旨在广泛传播该信息的其他途径，可偶尔发布一些中期收益指引或其他潜在的重大信息。您应预料在康迪整理要发布的信息过程中及信息发布及信息被市场完全了解之前，交易可能受限。

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 11

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

Kandi CFO may notify to close an open trading window early at any time, as deemed the situation of inside information.

康迪科技集团首席财务官根据公司内部信息的情况，可以通知随时提前关闭开放的交易窗口。

Certain members of the Window Group are also subject to Section 16 of the Exchange Act (“Section 16 Officers”).

窗口小组的一些成员还应遵守交易法第16部分（“第16部分高管”）和1933年证券法第144规则之规定。

10b5-1 Plans

10b5-1 计划

Trades by members of the Window Group in Kandi’s securities that are executed pursuant to an approved 10b5-1 plan are not subject to the prohibition on trading on the basis of material nonpublic information contained in this policy or to the restrictions set forth above relating to pre-clearance procedures and blackout periods. Rule 10b5-1 provides an affirmative defense from insider trading liability under the United States federal securities laws for trading plans that meet certain requirements. In general, a 10b5-1 plan may not be adopted during a blackout period and must be entered into before you are aware of material nonpublic information. Once the plan is adopted, you must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify (including by formula) the amount, pricing and timing of transactions in advance or delegate discretion on those matters to an independent third party. Each plan must have an appropriate “cooling off” period of 15 days between the date a 10b5-1 plan is adopted (or modified) and the commencement of trading as contemplated in the plan. Kandi requires that all 10b5-1 plans and all modifications to 10b5-1 plans be approved in writing in advance by Kandi’s CFO. All 10b5-1 plans (and proposed modifications) should be submitted for approval at least five business days prior to entry into the 10b5-1 plan.

根据获批准的10b5-1计划，窗口小组成员执行的康迪证券交易不受禁于依据本规则涉及的重大非公开信息的交易或受限于上述有关预清除程序和管制期要求。10b5-1规则为美国联邦证券法下内幕交易责任提供积极抗辩。通常，10b5-1计划在管制期不得被采纳，必须在您知悉重大未公开信息前制定。一旦计划被采纳，您不得对交易的数量、价格和时间施加影响 。该计划要么提前规定好了交易数量、价格和时间，要么把这些事项的决定权委托给独立的第三方。每个计划都必须有一个为期15天的“冷却期”，冷却期自10b5-1计划被采纳（或修订）至该计划所涉及交易的开始。康迪规定所有10b5-1计划和10b5-1计划的所有修订都必须事先由康迪[首席财务官]书面批准。所有10b5-1计划（及提议的修订）必须在10b5-1计划生效前至少5个工作日呈请批准。

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 12

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

RE:	Certification of Compliance with the Kandi’s Statement of Company Policy Regarding Insider Trading

关于：公司内幕交易规则康迪声明的合规证明

Dear Insider:

尊敬的内部人员：

Enclosed is a copy of Kandi’s Insider Trading Policy, which addresses securities trades by all of the directors, officers and employees of Kandi, their family members and other members of a person’s household and entities controlled by a person covered by this policy. As you will see from the Insider Trading Policy, the consequences of an insider trading violation can be severe to the individual involved and to Kandi.

所附为康迪公司内幕交易规则复本，该内幕交易规则对所有康迪董事、高管和员工及其家庭成员，家庭成员的其他成员以及本规则下人员所控制实体的证券交易予以说明。如内幕交易规则所述，内幕交易的违规行为可能会对个人和康迪带来严重后果。

Please take a few minutes to read the enclosed Insider Trading Policy and then sign and return a copy of this letter to Kandi’s Chief Financial Officer.

请阅读所附内幕交易规则，回签该信函给康迪首席财务官。

Very truly yours,诚挚祝福

Hu Xiaoming

Chairman of the Board and Chief Executive Officer

胡晓明

董事长兼首席执行官

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 13

POLICIES AND PROCEDURES Insider Trading Policy 内幕交易合规计划

附件：

CERTIFICATION

证明

The undersigned hereby certifies that he/she has read and understands, and agrees to comply with, Kandi Technologies Group, Inc.’s Insider Trading Policy, a copy of which was distributed with this letter.

以下签名人证明他/她已阅读、了解并同意遵守康迪科技集团有限公司内幕交易规则，该内幕交易规则复印件随此信函分发。

Date:__________________	Signature: ______________________________

日期：	签名:

Print Name:

打印名：

Questions? Please Contact Chief Financial Officer	EFFECTIVE DATE September 15, 2016	PAGE 14